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                                                                   Exhibit 10.12





                          MELLON FINANCIAL CORPORATION

                      RETIREMENT PLAN FOR OUTSIDE DIRECTORS



                            Effective January 1, 1994
                       Amended Effective February 15, 2000








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1.       Purpose
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         The purpose of the Mellon Financial Corporation ("Corporation")
         Retirement Plan for Outside Directors ("Plan") is to provide eligible non-employee members of the Board of Directors of the Corporation ("Board") and the Advisory Board of the Corporation ("Advisory Board") with retirement benefits based on their length of service on the Board.

         The Corporate Benefits Committee ("Committee") of the Corporation shall be the "administrator" responsible for administering the Plan in accordance with its terms but such designation of the Committee shall not be construed, directly or indirectly, as evidencing any intent on the part of the Corporation that the Plan be governed by or enforceable under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); it being the intent of the Corporation that such Plan be governed by and enforceable under the laws of the Commonwealth of Pennsylvania.

         No persons not otherwise participating in the Plan in accordance with its terms or as a result of the operation of section 1 of Appendix A shall be entitled to participate in the Plan after February 15, 2000. Effective as of April 30, 2000, benefits accruing under the Plan with respect to Participants who had not incurred a Termination of Service from the Board prior to February 15, 2000, shall be frozen and shall be determined in accordance with Appendix A to the Plan.

2.       Eligibility
         -----------

         The "Non Employee Members" of the Board and Advisory Board described in subparagraphs (a) and (b) below shall be eligible to become participants in the Plan upon their satisfaction of the service requirements described in paragraph 3:

         a. Board Members. All individuals who are or become members of the Board on or after January 1, 1994 and who are not also serving as salaried employees of the Corporation or one of its subsidiaries.

         b. Advisory Board Members. All individuals who are active members of the Advisory Board on or after January 1, 1994, who were active members of the Board prior to January 1, 1994 and who are not also serving as salaried employees of the Corporation or one of its subsidiaries.

3.       Participation
         -------------

         a. Immediate Participation. Those Non Employee Members described in paragraph 2 who are credited with sixty (60) or more months of Board Service as of January 1, 1994, shall become "Participants" entitled to receive a benefit under this Plan as of January 1, 1994.



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         b. Future Participation. Those Non Employee Members described in paragraph 2 who are not credited with sixty (60) or more months of Board Service as of January 1, 1994, shall become "Participants" entitled to receive a benefit under this Plan upon their completion of sixty (60) months of Board Service.

         c. Board Service. For purposes of this Plan, "Board Service" shall mean the Non Employee Member's months of service as an active member of the Board of Directors. Months of service as a member of the Advisory Board or as a member of the board of any wholly or partially owned subsidiary of the Corporation, regardless of the method by which the subsidiary was established or acquired, shall not constitute Board Service. Without intending to limit the generality of the preceding sentence, a Non Employee Member's months of service as a member of the board of directors of any company merged with and into the Corporation shall not constitute "Board Service" for any purpose under this Plan unless and until the Nominating Committee of the Board takes action to provide otherwise.

4.       Benefits
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         a. Amount. The monthly benefit payable under this Plan with respect to any Participant shall be determined as of the effective date of the Participant's termination of active membership on the Board and shall be a fixed dollar amount equal to one-twelfth (1/12th) of the annual Retainer then being paid to active Non Employee Members of the Board.

         b. Duration. The amount determined in subparagraph (a) with respect to any Participant shall be paid for that number of months equal to the lesser of: the Participant's months of Board Service (as defined in subparagraph 3(c) above); or one hundred twenty (120) months.

         c. Definitions. The following words shall have the meanings ascribed to them:

                  (1) "Retainer" means the base annual cash remuneration established by the Nominating Committee and the Board and paid to an active Non Employee Member of the Board as the retainer for his or her services as an active member of the Board; determined without regard to any additional cash remuneration paid as a retainer to any committee chairmanship positions, any noncash remuneration or benefits, any meeting or per diem fees paid for attendance or any allowances or reimbursements for meals, travel, lodging, or other expenses attributable to attendance at Board meetings.

                  (2)   "Termination of Service from the Board" means:

                           (a) with respect to Participants who are not
                  appointed to the Advisory Board following the termination of their active membership on the Board, the Participant's termination of active membership from the Board; and


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                           (b) with respect to Participants who are appointed to
                  the Advisory Board following the termination of their active membership on the Board, the Participant's termination of active membership from the Advisory Board,

         in either event with such termination of active membership being permitted to occur at any age as a result of retirement, resignation or any other reason.

5.       Payment of Benefits
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         Upon a Participant's Termination of Service from the Board, the
         Corporation shall pay to or on behalf of the Participant a Plan benefit as determined below:

         a. Upon Termination of Service from the Board for Reason Other than Death. Except as otherwise provided in the case of death, the monthly benefit determined in paragraph 4 shall be paid to the Participant or his Assignee at the same time as are made monthly installments of the Retainer paid on behalf of active Non Employee Members of the Board.

         b. Assignments. Any Participant may from time to time direct the Corporation to pay all or any portion of his or her benefits hereunder directly to any person or persons (natural or otherwise, including a trust or an estate) as the Participant's Assignee or Assignees. Assignments shall be completely discretionary on the part of the Participant and may, at the Participant's election, be either revocable by the Participant without prior notice to the Assignee(s) or irrevocable. Unless otherwise provided in the instrument effecting the assignment, revocable assignments shall become null and void upon the Participant's death. Assignments shall be made in writing in the manner prescribed by the Committee (or its delegate) and will be effective only when filed with the Committee (or its delegate) during the Participant's lifetime.

         c. Upon Death

                  (1) Prior to Termination of Service from the Board. In the event that the Participant dies prior to his Termination of Service from the Board, the Corporation shall pay to the Participant's Beneficiary (or his Assignee(s), if applicable) an amount equal to fifty percent (50%) of the Present Value of the benefit the Participant would have received, if any, had the Participant had a Termination of Service from the Board for a reason other than death on the day before his or her death. Such then Present Value shall be paid in a single sum as soon as administratively possible after the date of death.



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                  (2) After Termination of Service from the Board. In the event that the Participant dies after his Termination of Service from the Board and prior to his (or his Assignee(s), if applicable) receiving all of the benefits to which he or she is entitled under this Plan, the Corporation shall pay to the Participant's Beneficiary (or his Assignee(s), if applicable) an amount equal to the then Present Value of the unpaid portion of the Participant's benefit. Such then Present Value shall be paid in a single sum as soon as administratively possible after the date of death.

                  (3) Present Value. For purposes of this subparagraph (c), the then Present Value shall be computed using an interest equal to the lesser of: ten percent (.10); or one percentage point (.01) over the rate charged by Mellon Bank, N.A., or its successor, to its best commercial customers determined as of the date of death.

         d. Tax Withholding. The amounts payable in accordance with subparagraphs (a) or (b) shall be subject to all applicable Federal, state and local income and employment taxes and withholding requirements.

6.       Designation of Beneficiary
         --------------------------

         Subject to any irrevocable assignments made pursuant to subparagraph 5(b), each Participant may from time to time designate any person or persons (natural or otherwise, including a trust or an estate) as the Participant's Beneficiary or Beneficiaries to whom distribution is to be made in the event the Participant dies before distribution of his or her entire benefit under this Plan. Each Beneficiary designation shall be in a manner prescribed by the Committee (or its delegate) and will be effective only when filed with the Committee (or its delegate) during the Participant's lifetime. Each Beneficiary designation filed with the Committee (or its delegate) will cancel all Beneficiary designations previously filed with the Committee (or its delegate). If a Participant fails to designate a Beneficiary in the manner provided above, or if no designated Beneficiary survives the Participant, then the Corporation shall distribute the Participant's benefits (or the balance thereof) to the estate of such Participant.

7.       Forfeiture of Benefits
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         Notwithstanding any other provision of this Plan to the contrary, a
         Participant shall forfeit his or her right to receive any and all benefits scheduled to be paid on and after the date that the highest court with jurisdiction over the matter finally determines that the Participant has failed to act in accordance with the fiduciary standard of care established by Section 1712 of the Pennsylvania Business Corporation Law of 1988, as amended, or its successor Section(s), with respect to a matter involving the interests of the Corporation or one of its subsidiaries.





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8.       Funding
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         a. Participant Contributions. Participant contributions are neither permitted nor required.

         b. Corporation Contributions. Except as otherwise provided in (d), the Corporation is neither permitted nor required to make contributions to any funding vehicle associated with this Plan.

         c. Benefits Paid from General Assets. The Corporation shall be responsible for the payment of all benefits provided under this Plan; which benefits are to be paid from the general assets of the Corporation.

         d. Trust Fund; Insurance Contracts. The Corporation may, solely for its own convenience, purchase insurance contracts and/or establish one or more trusts, with such trustees as the Board or the Committee may approve; which contracts and/or trust assets may, but need not, be used to provide for the payment of the benefits provided hereunder. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Corporation's creditors. To the extent any benefits provided under the Plan are actually paid from any such insurance contract and/or trust assets, the Corporation shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Corporation.

9.       Administration
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         Except as otherwise provided in the provisions of Article II,
         Administration, of the Mellon Financial Corporation 1990 Elective Deferred Compensation Plan for Directors and Members of the Advisory Board (amended and restated as of July 21, 1992), which provisions are incorporated herein, mutatis mutandis, by this reference, the Committee shall be responsible for administering the Plan in accordance with its terms and for the referenced administrative responsibilities with respect to the Plan.

10.      Amendment
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         The Board or the Nominating Committee of the Board shall have the right, at any time and without the consent of any Participant, former Participant or Beneficiary, to amend or modify the Plan in any respect or to terminate or repeal the Plan in its entirety. Notwithstanding anything in the preceding sentence to the contrary, the Committee shall have the power to amend the Plan to the extent authorized by paragraph 9.



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11.      General Provisions
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         a. Spendthrift Provisions. The Corporation shall, except as otherwise provided in the Plan, pay all amounts payable hereunder only to the person or persons entitled thereto hereunder, and all such payments shall be made directly into the hands of each such person or persons and not into the hands of any other person whatsoever, so that said payments may not be liable for the debts, contracts or engagements of any such designated person or persons, or taken in execution by attachment or garnishment or by any other legal or equitable proceedings, nor shall any such designated person or persons have any right to alienate, arbitrate, execute, pledge, encumber, or assign any such payments or the benefits thereof. If the person entitled to receive payment be a minor, or a person of unsound mind, whether or not adjudicated incompetent, the Corporation, upon the direction of the Committee, may make such payments to such person or persons as may be, or be acting as, parent or legal or natural guardian of such infant or person of unsound mind. The signed receipt of such person shall be a full and complete discharge to the Corporation for any such payments.

         b. Participant Rights. No Participant, former Participant, person claiming under or through any Participant or any other person shall have any right or interest, whether vested or otherwise, in the Plan or its continuance, or in or to the payment or the continuance of any payments under the Plan, except with respect to payments actually received by the Participant or former Participant in accordance with the terms, conditions and provisions of the Plan in effect at the time any such payments were received. Any and all payments required to be made to Participants in accordance with the terms of the Plan shall be general and unsecured liabilities of the Corporation.

         c. Right of Corporation to Replace Members of the Board and Advisory Board; Obligations. Neither the action of the Corporation in establishing this Plan, nor any provisions of this Plan, shall be construed as giving any member of the Board or Advisory Board the right to be retained in such capacity and the Board or the Nominating Committee shall have the right at any time to replace or fail to renominate any member of the Board or Advisory Board without any liability for any claim against the Corporation for any payment whatsoever except to the extent provided for in this Plan. The Corporation has no obligation to create any other or subsequent retirement, deferred compensation or similar plan for members of the Board or Advisory Board.

         d. Independence of Benefits. The benefits payable under this Plan shall be independent of and in addition to any other benefits or compensation, whether by Retainer, salary, bonus or otherwise, payable under any other agreement or pension, welfare or fringe benefit plan, fund or program that now exists or may hereafter be established by the Corporation on behalf of the Participant or for its other Non Employee Members.


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         e. Text of Plan to Control. The headings of the paragraphs and subparagraphs are included solely for convenience of reference, and if there be any conflict between such headings and the text of this Plan, the text shall control. This Plan document sets forth the complete terms of the Plan. In the event of any discrepancies or conflicts between this Plan document and any summary or other information regarding the Plan, the terms of this Plan document shall apply and control.

         f. Corporate Successors. This Plan shall be binding upon the Corporation, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives.

         g. Applicable Law; Severability. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. If any provisions of this Plan shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of this Plan, and this Plan shall be deemed to be modified to the least extent possible to make it valid and enforceable in its entirety.




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                                   APPENDIX A

Effective as of April 30, 2000, all benefits under the Plan shall be determined in accordance with the following provisions:

1. Participation. Notwithstanding anything in the Plan to the contrary, any individual who is a Non-Employee Member of the Board as of February 15, 2000, shall be deemed to be a Participant in the Plan on and after February 15, 2000, regardless of the amount of Board Service credited to such individual as of such date. No persons not otherwise participating in the Plan in accordance with its terms or as a result of the preceding sentence of this Appendix A shall be entitled to participate in the Plan after February 15, 2000.

2. Retired Participants. Any Participant in the Plan who had a Termination of Service from the Board prior to February 15, 2000 (any "Retired Participant"), shall continue to receive a benefit in accordance with the provisions of the Plan in effect on the date of his Termination of Service from the Board.

3. Current Participants. Any Participant in the Plan who did not have a Termination of Service from the Board prior to February 15, 2000 (a "Current Participant"), shall receive a benefit under the Plan, as follows:

         a. Effective as of April 30, 2000, the lump sum present value of the benefit accrued as of April 30, 2000, by a Current Participant who also is a participant in the Mellon Financial Corporation 1990 Elective Deferred Compensation Plan for Directors and Members of the Advisory Board (the "Deferred Compensation Plan") as of such date, shall be transferred in cash to the Deferred Compensation Plan for the benefit of such Current Participant.

         b. As soon as administratively feasible after April 30, 2000, the lump sum present value of the benefit accrued as of April 30, 2000, by a Current Participant who is not a participant in the Deferred Compensation Plan as of such date (less all applicable Federal, state and local income and employment taxes), shall be distributed in cash to such Current Participant.

         c. The amount of the monthly benefit accrued with respect to any Current Participant shall be determined in accordance with Section 4 of the Plan; provided, by way of clarification, however, that the annual Retainer being paid to active Non-Employee Members of the Board who have not incurred a termination of active membership from the Board prior to February 15, 2000, shall be deemed to be $30,000. The lump sum present value of each Current Participant's benefit shall be determined by first assuming that monthly payments commenced as of May 21, 2000, regardless of the Current Participant's age and/or the occurrence of a Termination of Service from the Board, and then by discounting all monthly payments at a rate of 7.5% per year (the FAS 87 discount rate for 2000).


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